Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE DISTRIBUTION

Contact:	Mike Harlan CEO, President and Director Phone: (973) 602-1001

BREEZE-EASTERN CORPORATION ANNUAL STOCKHOLDERS MEETING CONFIRMED FOR OCTOBER 6, 2011; FULL
OPERATIONS RESUMED AFTER FLOODING-RELATED CLOSURE
WHIPPANY, NJ — September 8, 2011 — Breeze-Eastern Corporation (NYSE Amex:BZC) confirmed today that its annual meeting of stockholders will be held at 10:00 a.m. local time on October 6, 2011 at its principal executive offices located at 35 Melanie Lane, Whippany, New Jersey.
The Notice of Annual Meeting and Proxy Statement have been filed by Breeze-Eastern Corporation with the Securities and Exchange Commission and is being distributed to all shareholders of record as of August 17, 2011.
Mike Harlan, President and Chief Executive Officer stated: “We are glad to confirm that we are distributing our Proxy Statement and look forward to meeting with our shareholders on October 6.”
Mr. Harlan continued: “While our operations were shut down recently for four days due to flooding-related street closures, I’m glad to report that the floodwaters did not get into our building and we quickly got back to full operations. We are working hard to make up the lost production and still have another strong quarter.”
About Breeze-Eastern Corporation
Breeze-Eastern Corporation (http://www.breeze-eastern.com) is the world’s leading designer and manufacturer of high performance lifting and pulling devices for military and civilian aircraft, including rescue hoists, winches and cargo hooks, and weapons-lifting systems. The Company employs approximately 160 people at its facilities in Whippany, New Jersey.

Breeze-Eastern Corporation — September 8, 2011 Annual Meeting Earnings Release	Page 2 of 2

Safe Harbor
Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.
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